UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Flowserve Corporation 2020 Long-Term Incentive Plan

The Board of Directors (the “Board”) of Flowserve Corporation, a New York corporation (the “Company”) previously approved, subject to stockholder approval, the Flowserve Corporation 2020 Long-Term Incentive Plan (the “LTIP”). As described below under Item 5.07, the Company’s shareholders approved the LTIP at the 2019 Annual Meeting of Shareholders held on May 23, 2019 (the “Meeting”). The LTIP will become effective on January 1, 2020.

The foregoing description of the LTIP is qualified in its entirety by reference to the text of the LTIP, which is set forth in Appendix A to the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 11, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the retirement of Leif E. Darner as a director of the Company, as of the Meeting, the Board voted to amend the Company’s By-Laws effective May 23, 2019. Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to decrease the number of directors of the Company from eleven to ten.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2019, the Company held the Meeting. The number of shares present at the Meeting was 121,113,508 representing 92.38% of the 131,101,071 shares issued and outstanding that were entitled to vote on March 29, 2019, the record date for the Meeting.

Six items of business were submitted to shareholders at the Meeting. The voting results for each proposal are set forth below:

1. Election of Directors. The director nominees listed below were duly elected at the Meeting for annual terms expiring in 2020 pursuant to the following votes:

Nominee	Votes For	Votes Abstained	Broker Non-Votes
R. Scott Rowe	114,734,020	898,433	5,481,055
Ruby R. Chandy	114,767,323	865,130	5,481,055
Gayla J. Delly	114,621,385	1,011,068	5,481,055
Roger L. Fix	113,674,100	1,958,353	5,481,055
John R. Friedery	113,718,554	1,913,899	5,481,055
John L. Garrison	114,948,048	684,405	5,481,055
Joe E. Harlan	114,242,898	1,389,555	5,481,055
Michael C. McMurray	115,285,512	346,941	5,481,055
Rick J. Mills	113,947,823	1,684,630	5,481,055
David E. Roberts	114,149,612	1,482,841	5,481,055

The foregoing totals of votes for and abstained do not include broker non-votes.

2. Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	93,466,132
Votes AGAINST:	21,999,701
Votes ABSTAINED:	166,620
Broker Non-Votes:	5,481,055

3. Ratification of Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP was ratified to serve as the Company’s independent registered public accounting firm for 2019 pursuant to the following votes:

Votes FOR:	119,822,438
Votes AGAINST:	1,247,953
Votes ABSTAINED:	43,177
Broker Non-Votes:	5,481,055

4. Approval of the Flowserve Corporation 2020 Long-Term Incentive Plan. The Flowserve Corporation 2020 Long-Term Incentive Plan was approved pursuant to the following votes:

Votes FOR:	84,506,476
Votes AGAINST:	31,030,254
Votes ABSTAINED:	95,723
Broker Non-Votes:	5,481,055

5. Shareholder Proposal – Request to Adopt Targets For Reducing Greenhouse Gas Emissions. The shareholder proposal requesting that the Company adopt time-bound, quantitative and company-wide goals for reducing greenhouse gas was rejected pursuant to the following votes:

Votes FOR:	29,575,732
Votes AGAINST:	77,845,647
Votes ABSTAINED:	8,211,074
Broker Non-Votes:	5,481,055

6. Shareholder Proposal – Request to Permit Written Consent by Shareholders. The shareholder proposal requesting that the Board of Directors take action to permit written consent by shareholders consistent with applicable law was approved pursuant to the following votes:

Votes FOR:	58,184,495
Votes AGAINST:	56,814,329
Votes ABSTAINED:	633,629
Broker Non-Votes:	5,481,055

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Flowserve Corporation By-Laws, as amended and restated effective May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 24, 2019	By:	/S/ R. SCOTT ROWE
R. Scott Rowe
President and Chief Executive Officer